UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2022

SERVICE PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	SVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the terms “we”, “us”, and “our” refer to Service Properties Trust.

Item 1.01. Entry into a Material Definitive Agreement.

On April 14, 2022, we amended the agreement governing our revolving credit facility, or our credit agreement, with Wells Fargo Bank, National Association, as administrative agent and a lender, and a syndicate of other lenders, and exercised our option to extend the maturity date of our revolving credit facility by six months to January 15, 2023. Pursuant to the amendment, the revolving credit facility commitments were reduced from $1.0 billion to $800.0 million and we are permitted to acquire up to an aggregate of $300.0 million of real property through the temporary waiver period, or the Waiver Period, which was extended pursuant to the amendment to December 31, 2022. Pursuant to the amendment, certain of the financial covenants in our credit agreement will be tested and in full force and effect beginning with the quarter ending September 30, 2022 and were modified to lower the required fixed charge coverage ratio from 1.5x to 1.0x through December 31, 2022, increase the minimum liquidity requirement from $125.0 million to $150.0 million (which amount is subject to an additional increase as noted below) and increase the required leverage ratio limit from 60% to 70%.

Also pursuant to the amendment, we can fund through the Waiver Period an aggregate of $100.0 million of capital contributions requested by Sonesta Holdco Corporation, or Sonesta, for business activities and to acquire additional shares of common stock of TravelCenters of America Inc., or TA, to retain our pro rata ownership of 8.2% of TA, an increase from the previous aggregate limit of $50.0 million.

The amendment requires us to maintain minimum liquidity of $650.0 million until we repay our $500.0 million of 5.0% senior notes due in August 2022 and at least $150.0 million of liquidity thereafter.

The amendment further provides that the interest rate premium payable on borrowings under our revolving credit facility is increased from 235 basis points per annum to 250 basis points per annum, with the facility fee remaining unchanged at 30 basis points per annum on the total amount of lending commitments under the facility. The interest rate premiums and the facility fee continue to be subject to adjustment based upon changes to our credit ratings and, pursuant to the amendment, the interest rate premium will increase by an additional 25 basis points if we do not satisfy certain financial covenants.

We continue to have the option to further extend the maturity date of our revolving credit facility by an additional six months, subject to the payment of an extension fee and meeting certain other conditions, including pursuant to the amendment, maintaining a $650.0 million minimum liquidity requirement until we repay or refinance our $500.0 million of 4.5% senior notes due June 2023. This requirement is reduced to $150.0 million if we are in compliance with certain financial covenants, including the 1.5x ratio of consolidated income available for debt service to debt service required to incur additional debt under the agreements governing our public debt.

Our revolving credit facility continues to be secured by 73 properties.

Wells Fargo Bank, National Association and the other lenders party to our credit agreement, as amended, as well as their affiliates, have engaged in, and may in the future engage in, investment banking, commercial banking, advisory and other commercial dealings in the ordinary course of business with us. They have received, and may in the future receive, customary fees and commissions for these engagements.

The foregoing description of the amendment to our credit agreement is not complete and is subject to and qualified in its entirety by reference to the copy of the fifth amendment to our amended and restated credit agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. For example:

•	Continued availability of borrowings under our revolving credit facility is subject to our satisfying certain financial covenants and other credit facility conditions, which we may be unable to satisfy, despite the amendment,

•	Actual costs under our revolving credit facility will be higher than the stated rate plus a premium because of fees and expenses associated with the facility, and

•	Although we have modified certain covenants under our credit agreement, if our operating results and financial condition are further adversely impacted by the COVID-19 pandemic or otherwise or fail to sufficiently improve, we may fail to comply with the terms of the waiver and other requirements under our credit agreement, and we may also fail to satisfy certain financial requirements under the agreements governing our public debt. For example, our ratio of consolidated income available for debt service to debt service was below the 1.5x incurrence requirement under our revolving credit facility and our public debt covenants as of December 31, 2021, and we cannot be certain how long this ratio will remain below 1.5x. We are currently unable to incur additional debt because this ratio is below 1.5x on a pro forma basis, but are not required to repay outstanding debt as a result of failure to comply with this requirement. We are currently fully drawn under our revolving credit facility and could also be required to repay our outstanding debt as a result of non-compliance with certain other requirements of our credit agreement or the agreements governing our public debt. We may therefore experience future liquidity constraints, as we are currently unable to incur additional debt under our credit agreement or otherwise for failure to comply with the requirements of our credit agreement or the agreements governing our public debt, and we will be limited to our cash on hand or be forced to raise additional sources of capital or take other measures to repay our debt or maintain adequate liquidity.

The information contained in our filings with the SEC, including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, identifies other important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01.  Financial Statements and Exhibits.

(d)            Exhibits.

10.1	Fifth Amendment to Amended and Restated Credit Agreement, dated as of April 14, 2022, among Service Properties Trust, Wells Fargo Bank, National Association, as Administrative Agent, and each of the other institutions party thereto. (Filed herewith.)

104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICE PROPERTIES TRUST

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

Dated: April 19, 2022